EXHIBIT 10.76

INDEMNIFICATION AND ADVANCEMENT AGREEMENT
THIS INDEMNIFICATION AND ADVANCEMENT AGREEMENT (the “Agreement”) is effective as of ______________, 2017, by and among T-Mobile US, Inc., a Delaware corporation (the “Company”), and ____________ (the “Indemnitee”). This Agreement supersedes and replaces any and all previous Agreements between the Company and Indemnitee covering the subject matter of this Agreement.
WHEREAS, the Indemnitee has been asked to serve or is currently serving on the Board of Directors (the “Board”) of the Company, as an officer of the Company, or as a director, officer, employee or agent of an Affiliate of the Company;
WHEREAS, competent and experienced persons are reluctant to serve publicly-held companies as directors and/or officers or in other fiduciary capacities at the request of such companies unless they are provided with adequate protection through liability insurance and adequate indemnification against risks of claims and actions against them arising out of such service;
WHEREAS, the Board has determined that the ability to attract and retain qualified persons to serve as directors and/or officers or in other fiduciary capacities at the request of the Company is in the best interests of the Company and its stockholders, and that the Company should act to assure such persons that there will be adequate protection through insurance and indemnification against risks of claims and actions against them arising out of their service to and activities on behalf of the Company or the Company’s Affiliates;
WHEREAS, Section 145 of the Delaware General Corporation Law (“Section 145”) empowers companies to indemnify, in accordance with the provisions of Section 145, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of a company, or is or was serving at the request of such company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, and to pay, in advance of the final disposition of any such action, suit or proceeding, the expenses (including attorneys’ fees) reasonably incurred by any person, in accordance with the provisions of Section 145;
WHEREAS, the Company has adopted provisions in its Fourth Amended and Restated Certificate of Incorporation (as amended and/or restated from time to time, the “Certificate”) addressing indemnification and advancement of expenses to its officers, directors and other Persons, and providing that such provisions shall not be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, the Company’s bylaws, as amended and/or restated from time to time (the “Bylaws”), agreement, vote of stockholders or disinterested directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office;

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified; and
WHEREAS, the Indemnitee is willing to serve or continue to serve on the Board, as an officer or employee of the Company, or as a director, manager, member, officer, employee or agent of an Affiliate of the Company on the condition that he or she be so indemnified under the Certificate and this Agreement.
NOW THEREFORE, in consideration of the premises and the covenants contained herein, the Company and the Indemnitee do hereby covenant and agree as follows:
Section 1.    Services by the Indemnitee. The Indemnitee agrees to serve or continue to serve at the request of the Company as a director, officer and/or employee of the Company (including, without limitation, service on one or more committees of the Board) and/or as a director, manager, member, officer, employee or agent of an Affiliate of the Company. Notwithstanding the foregoing, the Indemnitee may at any time and for any reason resign from any such position (subject to any other contractual obligation or any obligation imposed by operation of law). This Agreement does not create any obligation on the Company to continue Indemnitee in such position and is not an employment contract between the Company (or any of its Affiliates) and Indemnitee.

Section 2.    Indemnification—General. The Company shall indemnify, and advance Expenses to, the Indemnitee as provided in this Agreement and to the fullest extent permitted by applicable law (including, but not limited to, Section 145 and any amendments to or replacements of Section 145 adopted after the date of this Agreement that expand the Company’s ability to indemnify or advance Expenses to Indemnitee). The rights of the Indemnitee provided under the preceding sentence shall include, but shall not be limited to or by, the rights set forth in the other Sections of this Agreement.

Section 3.    Proceedings Other Than Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 3 if Indemnitee is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding, other than a Proceeding by or in the right of the Company. Pursuant to this Section 3, the Company shall indemnify the Indemnitee against Expenses, judgments, penalties, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, penalties, fines and amounts paid in settlement) (as and to the extent permitted hereunder) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, if Indemnitee had no reasonable cause to believe Indemnitee’s conduct was unlawful.

Section 4.    Proceedings by or in the Right of the Company. The Indemnitee shall be entitled to the rights of indemnification provided in this Section 4 if Indemnitee is, or is threatened to be made, a party to or participant in any threatened, pending or completed Proceeding brought by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company shall indemnify the Indemnitee against Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with the defense or the settlement of such Proceeding if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company. Notwithstanding the foregoing, no indemnification against such Expenses shall be made in respect of any claim, issue or matter in such Proceeding as to which the Indemnitee shall have been finally adjudged to be liable to the Company or if applicable law prohibits such indemnification; provided, however, that if applicable law so permits and subject to Section 7, indemnification against Expenses shall nevertheless be made by the Company in such event if and to the extent that the Delaware Court of Chancery or the court in which such Proceeding shall have been brought or is pending, upon application by Indemnitee that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

Section 5.    Indemnification for Expenses of a Party Who is Wholly or Partly Successful. To the extent that the Indemnitee is wholly successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If the Indemnitee is not wholly successful in defense of any Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each such claim, issue or matter as to which the Indemnitee is successful, on the merits or otherwise. For purposes of this Section 5, and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue or matter.

Section 6.    Indemnification for Expenses as a Witness. Notwithstanding any provisions herein to the contrary, to the extent that the Indemnitee is a witness, deponent or interviewee, or is made or asked to respond to discovery requests, a subpoena, or otherwise provide documents or testimony in any Proceeding to which the Indemnitee is not a party, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith.
Section 7.    Partial Indemnification. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.
Section 8.    Advancement of Expenses. The Company will advance, to the extent not prohibited by law, the Expenses incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee or initiated by Indemnitee if (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights for indemnification or advancement of Expenses, including a proceeding initiated pursuant to Section 11 or (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation. The Company will advance the Expenses within thirty (30) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding. Advances will be unsecured and interest free. The Company will make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Agreement. In accordance with Section 11, the Company will advance any and all reasonable Expenses incurred pursuing an action to enforce this right of advancement, including Expenses incurred preparing and forwarding statements to the Company to support the advances claimed. Indemnitee undertakes to repay the amounts advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company; thus Indemnitee qualifies for advances upon the execution of this Agreement and delivery to the Company. No other form of undertaking is required other than the execution of this Agreement.
Section 9.    Procedure for Notification of Claim for Indemnification or Advancement. Indemnitee will notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee will include in the written notification to the Company a description of the nature of the Proceeding and the facts underlying the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Agreement, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Agreement. The Secretary of the Company will, promptly upon receipt of such a request for indemnification, advise the Board in writing that Indemnitee has requested indemnification or advancement.
Section 10.    Determination of Entitlement to Indemnification.
(a)    Upon written request of the Indemnitee for indemnification, the entitlement of the Indemnitee to such requested indemnification shall be determined by one of the following methods:
(i)    by a majority vote of Disinterested Directors, whether or not such majority constitutes a quorum; or
(ii)    by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, whether or not such majority constitutes a quorum of the Board; or
(iii)    if there are not Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, or designated committee of the Board, with a copy to the Indemnitee, which Independent Counsel shall be selected by majority vote of the Company’s directors at a meeting at which a quorum is present, or a majority vote of the Disinterested Directors, or committee of Disinterested Directors; or
(iv)    if so directed by the Board, by the Company’s stockholders, by a majority vote of those in attendance at a meeting at which a quorum is present; or

(v)    in the event that a Change of Control has occurred, upon written request of the Indemnitee, by Independent Counsel (selected by the Indemnitee) in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee.
(b)    The party selecting Independent Counsel pursuant to subsection (a)(iii) or (v) of this Section 10 will provide written notice of the selection to the other party. The notified party may, within ten (10) days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 22 of this Agreement, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Delaware Court of Chancery has determined that such objection is without merit. If, within thirty (30) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 9 hereof and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to has not been resolved, either the Company or Indemnitee may petition the Delaware Court of Chancery for the appointment as Independent Counsel of a person selected by such court or by such other person as such court designates. Upon the due commencement of any judicial proceeding pursuant to Section 11 of this Agreement, Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).
(c)    The Company shall pay any and all reasonable fees and Expenses of Independent Counsel incurred by such Independent Counsel in connection with acting pursuant to Section 10 hereof. The Company shall pay all costs associated with its determination of the Indemnitee’s eligibility for indemnification.
(d)    The Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. Any Independent Counsel or member of the Board shall act reasonably and in good faith in making a determination regarding the Indemnitee’s entitlement to indemnification under this Agreement.
(e)    If the Person empowered or selected under Section 10(b)(i), (ii), (iii) or (v) to determine whether the Indemnitee is entitled to indemnification shall not have made a determination within the latter of thirty (30) days after (i) receipt by the Company of the request therefor and (ii) the final disposition of the Proceeding for which Indemnitee requested Indemnification, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law, be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification. The 30-day period set forth above may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the Person making such determination with respect to entitlement to indemnification in good faith requires such additional time to obtain or evaluate documentation and/or information relating thereto. If the determination of entitlement to indemnification is to be made by the stockholders pursuant to Section 10(b)(iv) of this Agreement and if the stockholders shall not have made a determination (A) at an annual meeting of stockholders within seventy-five (75) days after the latter of (i) the receipt by the Company of the request for such determination and (ii) the final disposition of the Proceeding for which Indemnitee requested Indemnification or (B) at a special meeting of stockholders within seventy-five (75) days after the latter of such receipt by the Company of the request for such determination and the final disposition of the Proceeding for which Indemnitee requested Indemnification, the requisite determination of entitlement to indemnification shall, to the fullest extent not prohibited by law hereof, be deemed to have been made and the Indemnitee shall be entitled to such indemnification absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or a prohibition of such indemnification under applicable law.
(f)    In making a determination with respect to entitlement to indemnification hereunder, the Person or Persons making such determination shall presume (unless there is clear and convincing evidence to the contrary) that Indemnitee is entitled to indemnification under this Agreement. Anyone seeking to overcome this presumption shall have the burden of proof and the burden of persuasion, by clear and convincing evidence. Neither the failure of the Company (including by its Board or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Agreement that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its Board or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.
(g)    The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not (except as otherwise expressly provided in this Agreement) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that his conduct was unlawful.
(h)    For purposes of any determination of good faith, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company (or any of its Affiliates), including financial statements, or on information supplied to Indemnitee by the officers of the Company (or any of its Affiliates) in the course of their duties, or on the advice of legal counsel for the Company (or any of its Affiliates) or on information or records given or reports made to the Company (or any of its Affiliates) by an independent certified public accountant or by an appraiser or other expert selected with the reasonable care by the Company (or any of its Affiliates). The provisions of this Section 10(h) shall not be deemed to be exclusive or to limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(i)    The knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company (or any of its Affiliates) shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.
Section 11.    Remedies of the Indemnitee.
(a)    In the event that (i) a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) payment of indemnification is not made pursuant to Sections 5 or 6 of this Agreement within 10 calendar days after receipt by the Company of a written request therefor, (iv) the determination of entitlement to indemnification is not made within the time periods provided in Section 10 of this Agreement, (v) the Company does not indemnify Indemnitee within ten (10) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder, the Indemnitee shall be entitled to an adjudication in Delaware Court of Chancery of Indemnitee’s entitlement to such indemnification or advancement of Expenses.
(b)    In the event that a determination is made pursuant to Section 10 of this Agreement that Indemnitee is not entitled to indemnification, any judicial proceeding commenced pursuant to this Section 11 shall be conducted in all respects as a de novo trial on the merits, and the Indemnitee shall not be prejudiced by reason of the Company’s failure to make such indemnification payment, regardless of the Company’s basis for refusing to make such payment. In any judicial proceeding commenced pursuant to this Section 11, the Company shall have the burden of proving that the Indemnitee is not entitled to indemnification or advance of Expenses as the case may be and will not introduce evidence of the determination made pursuant to Section 10 of this Agreement. If the Indemnitee commences a judicial proceeding pursuant to this Section 11, the Indemnitee shall not be required to reimburse the Company for any advances until a final determination is made with respect to the Indemnitee’s entitlement to indemnification (as to which rights of appeal have been exhausted or lapsed).
(c)    The Company shall be precluded from asserting in any judicial proceeding commenced pursuant to this Section 11 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all of the provisions of this Agreement.
(d)    If a determination is made pursuant to Section 10 of this Agreement that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding commenced pursuant to this Section 11, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(e)    It is the intent of the Company that, to the fullest extent permitted by law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company, to the fullest extent permitted by law, will (within ten (10) days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with any action concerning this Agreement, Indemnitee’s right to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company. and will indemnify Indemnitee against any and all such Expenses unless the court determines that each of the Indemnitee’s claims in such Proceeding were made in bad faith or were frivolous or are prohibited by law.
(f)    Any judicial adjudication (as to which rights of appeal have been exhausted or lapsed) determined under this Section 11 shall be final and binding on the parties.
Section 12.    Establishment of Trust.
(a)    In the event of a Potential Change in Control or a Change in Control, the Company will, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the “Trust”) and from time to time upon written request of Indemnitee will fund such Trust in an amount sufficient to satisfy the reasonably anticipated indemnification and advancement obligations of the Company to the Indemnitee in connection with any Proceeding for which Indemnitee has demanded indemnification and/or advancement prior to the Potential Change in Control or Change in Control (the “Funding Obligation”). The trustee of the Trust (the “Trustee”) will be a bank or trust company or other individual or entity chosen by the Indemnitee and reasonably acceptable to the Company. Nothing in this Section 12 relieves the Company of any of its obligations under this Agreement.
(b)    The amount or amounts to be deposited in the Trust pursuant to the Funding Obligation will be determined by mutual agreement of the Indemnitee and the Company or, if the Company and the Indemnitee are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 10(b) of this Agreement. The terms of the Trust will provide that, except upon the consent of both the Indemnitee and the Company, upon a Change in Control: (i) the Trust may not be revoked, or the principal thereof invaded, without the written consent of the Indemnitee; (ii) the Trustee will advance, to the fullest extent permitted by applicable law, within two (2) business days of a request by the Indemnitee; (iii) the Company will continue to fund the Trust in accordance with the Funding Obligation; (iv) the Trustee will promptly pay to the Indemnitee all amounts for which the Indemnitee is entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in such Trust revert to the Company upon mutual agreement by the Indemnitee and the Company or, if the Indemnitee and the Company are unable to reach such an agreement, by Independent Counsel selected in accordance with Section 10(b) of this Agreement, that the Indemnitee has been fully indemnified under the terms of this Agreement. New York law (without regard to its conflicts of laws rules) governs the Trust and the Trustee will consent to the exclusive jurisdiction of the Delaware Court of Chancery in accordance with Section 28 of this Agreement.

Section 13.    Exception to Right of Indemnification. Notwithstanding any other provision of this Agreement, the Indemnitee shall not be entitled to indemnification or under this Agreement:
(a)    for any amount for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision;
(b)    with respect to any Proceeding, or any claim therein, brought or made by the Indemnitee against the Company, except for (i) any claim or Proceeding in respect of this Agreement and/or the Indemnitee’s rights hereunder, (ii) any claim or Proceeding to establish or enforce a right to indemnification or advancement of Expenses under the Certificate, the Bylaws, the Stockholder’s Agreement by and between Deutsche Telekom AG and the Company dated as of April 30, 2013, as many be amended or replaced (the “Stockholder’s Agreement”), or under any statute or law, (iii) any claim or Proceeding approved by the Board, or (iv) and claims or Proceeding for which the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law;
(c)    for the disgorgement of profits arising from the purchase or sale by the Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute; or
(d)    for the Indemnitee's reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by the Indemnitee or payment of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Sarbanes-Oxley Act of 2002, the Dodd-Frank Wall Street Reform Act of 2010 or any compensation recoupment or “clawback” policy of the Company to which the Indemnitee is subject.
Section 14.    Contribution.
(a)    To the fullest extent permissible under applicable law, if, with respect to any Proceeding, the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, in lieu of indemnifying the Indemnitee, the Company shall contribute to the amount of Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by the Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein in such proportion as is appropriate to reflect the relative benefits received by the Indemnitee and the relative fault of the Indemnitee versus the other defendants or participants in connection with the action or inaction which resulted in such Expenses, judgments, penalties, fines and amounts paid in settlement, as well as any other relevant equitable considerations.
(b)    The Company and the Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 14 were determined by pro rata or per capita allocation or by any other method of allocation which does not take into account the equitable considerations referred to in Section 14(a) above.
Section 15.    Officer and Director Liability Insurance. The Company shall use all commercially reasonable efforts to obtain and maintain in effect during the entire period for which the Company is obligated to indemnify the Indemnitee under this Agreement, one or more policies of insurance with reputable insurance companies to provide the directors and officers of the Company with coverage for losses from wrongful acts and omissions and to ensure the Company’s performance of its indemnification obligations under this Agreement. In all such insurance policies, the Indemnitee shall be named as an insured in such a manner as to provide the Indemnitee with the same rights and benefits as are accorded to the most favorably insured of the Company’s directors and officers. If, at the time of the receipt of a notice of a Proceeding pursuant to the terms hereof, the Company has director and officer liability insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Notwithstanding the foregoing, the Company shall have no obligation to obtain or maintain such insurance if the Company determines in good faith that the Indemnitee is adequately covered by such insurance maintained by a subsidiary or other Affiliate of the Company.
(a)    To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees or agents of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise which the Indemnitee serves at the request of the Company, the Indemnitee shall be named as an insured under and shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for the most favorably insured director or officer under such policy or policies.
(b)    The Company shall maintain the policies of insurance referred to in (a) and (b) above so long as the Indemnitee has Corporate Status and for six (6) years after the Indemnitee no longer has Corporate Status.
Section 16.    Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected by the Indemnitee without the Company’s written consent, which consent shall not be unreasonably withheld.
Section 17.    Duration of Agreement. This Agreement shall be unaffected by the termination of the Corporate Status of the Indemnitee and shall continue for so long as the Indemnitee may have any liability or potential liability by virtue of Indemnitee’s Corporate Status or may be asked to serve as a witness because of Indemnitee’s Corporate Status, including, without limitation, the final termination of all pending Proceedings in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by the Indemnitee pursuant to Section 11 of this Agreement relating thereto, whether or not he or she is acting or serving in such capacity at the time any liability or Expense is incurred for which indemnification can be provided under this Agreement. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), assigns, spouses, heirs, executors and personal and legal representatives.

Section 18.    Enforcement.
(a)    The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.
(b)    This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Certificate and the Bylaws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.
Section 19.    Limitation of Liability. Notwithstanding any other provision of this Agreement, neither party shall have any liability to the other for, and neither party shall be entitled to recover from the other, any consequential, special, punitive, multiple or exemplary damages as a result of a breach of this Agreement.
Section 20.    Subrogation. In the event of any payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.
Section 21.    Indemnification by Affiliates. Except as otherwise provided by the Stockholder’s Agreement, the Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, trustee, partner, managing member, fiduciary, employee or agent of any Affiliate will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Affiliate. The Company and Indemnitee intend that any such Affiliate (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Affiliate. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Affiliate or its insurers owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Affiliate indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Affiliate.
Section 22.    Definitions. For purposes of this Agreement:
(a)    “Affiliate” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, or Agent.
(b)    “Agent” means any person who is authorized by the Company to act for the Company, to include such person serving in such capacity as a director, officer, employee, fiduciary or other official of another corporation, partnership, limited liability company, joint venture, trust or other enterprise at the request of, for the convenience of, or to represent the interests of the Company or an Affiliate.
(c)    “Change of Control” means a change in control of the Company occurring after the date and year first above written (the “Effective Date”) of a nature that would be required to be reported in response to Item 5.01 of Current Report on Form 8-K (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, such a Change of Control shall be deemed to have occurred if after the Effective Date (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities without the prior approval of at least two-thirds of the members of the Board in office immediately prior to such person attaining such percentage, (ii) the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter, or (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including for this purpose any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.
(d)    “Corporate Status” describes the status of an individual who is or was an officer, director, employee, or Agent of the Company, or is or was serving at the request of the Company as an officer, director, manager, member, employee, administrator, agent or other fiduciary of an Affiliate of the Company.
(e)    “Disinterested Directors” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement of expenses is sought by the Indemnitee.
(f)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(g)    “Expenses” shall include all reasonable attorneys’ fees, retainers, appellate fees and costs, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, arbitrator’s fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating or being or preparing to be a witness in a Proceeding. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedes bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 10(d) only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.
(h)    “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five (5) years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party, or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.
(i)    “Person” means a natural person, firm, partnership, joint venture, association, corporation, company, limited liability company, trust, business trust, estate or other entity.
(j)    “Proceeding” includes any threatened, pending or completed action, suit, hearings, arbitration, alternate dispute resolution mechanism, investigation, administrative hearing or any other proceeding whether formal or informal, governmental or non-governmental, or of a civil, criminal, administrative or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement. If the Indemnitee believes in good faith that a given situation may lead to or culminate in the institution of a Proceeding, this shall be considered a Proceeding under this paragraph.
Section 23.    Non-Exclusivity. The Indemnitee’s rights of indemnification and to receive advancement of Expenses as provided by this Agreement shall not be deemed exclusive of, and shall be without prejudice to, any other rights to which the Indemnitee may at any time be entitled under applicable law, the Certificate, the Bylaws, the Stockholder’s Agreement, any agreement, a vote of stockholders, a resolution of directors or otherwise.
Section 24.    Remedies Not Exclusive. No right or remedy herein conferred upon the Indemnitee is intended to be exclusive of any other right or remedy, and every other right or remedy shall be cumulative of and in addition to the rights and remedies given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy of the Indemnitee hereunder or otherwise shall not be deemed an election of remedies on the part of the Indemnitee and shall not prevent the concurrent assertion or employment of any other right or remedy by the Indemnitee.
Section 25.    Changes in Law. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, expands or otherwise increases the right or ability of a Delaware corporation to indemnify a member of its board of directors or an officer, the Indemnitee shall, by this Agreement, enjoy the greater benefits so afforded by such change. In the event that a change in applicable law after the date of this Agreement, whether by statute, rule or judicial decision, narrows or otherwise reduces the right or ability of a Delaware corporation to indemnify a member of its board of directors or an officer, such change shall have no effect on this Agreement or any of the Indemnitee’s rights hereunder, except and only to the extent required by law.
Section 26.    Interpretation of Agreement. The Company and the Indemnitee acknowledge and agree that it is their intention that this Agreement be interpreted and enforced so as to provide indemnification to the Indemnitee to the fullest extent now or hereafter permitted by law. Any ambiguity in the terms of this Agreement will be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by law. The Company and Indemnitee intend that this Agreement provide to the fullest extent permitted by law for indemnification in excess of that expressly provided, without limitation, by the Certificate, the Bylaws, or vote of the Company stockholders or disinterested directors.
Section 27.    Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision or provisions held invalid, illegal or unenforceable.
Section 28.    Governing Law; Jurisdiction and Venue; Specific Performance.
(a)    The parties agree that this Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.
(b)    ANY DISPUTE ARISING OUT OF THIS AGREEMENT SHALL BE FILED IN AND LITIGATED OR ARBITRATED SOLELY BEFORE THE DELAWARE COURT OF CHANCERY, AND EACH PARTY TO THIS AGREEMENT: (i) GENERALLY AND UNCONDITIONALLY ACCEPTS THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND ARBITRATORS AND VENUE THEREIN, AND WAIVES TO THE FULLEST EXTENT PROVIDED BY LAW ANY DEFENSE OR OBJECTION TO SUCH JURISDICTION AND VENUE BASED UPON THE DOCTRINE OF “FORUM NON CONVENIENS;” AND (ii) GENERALLY AND UNCONDITIONALLY CONSENTS TO SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING BY DELIVERY OF CERTIFIED OR REGISTERED MAILING OF THE SUMMONS AND COMPLAINT IN ACCORDANCE WITH THE NOTICE PROVISIONS OF THIS AGREEMENT. THE

FOREGOING CONSENT TO JURISDICTION SHALL NOT CONSTITUTE GENERAL CONSENT TO SERVICE OF PROCESS IN THE STATE FOR ANY PURPOSE EXCEPT AS PROVIDED ABOVE, AND SHALL NOT BE DEEMED TO CONFER RIGHTS ON ANY PERSON OTHER THAN THE PARTIES TO THIS AGREEMENT.
Section 29.    Notices. All notices, requests, demands and other communications under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered by hand to the other party, (b) sent by reputable overnight courier to the other party or (c) sent by facsimile transmission or electronic mail, with receipt of oral confirmation that such communication has been received:
(a)    If to Indemnitee, at the address indicated on the signature page of this Agreement, or such other address as Indemnitee provides to the Company.
(b)    If to the Company to:
General Counsel,
T-Mobile US, Inc.
12920 SE 38th St.,
Bellevue, WA 98006
Fax:
Email:

or to any other address as may have been furnished to Indemnitee by the Company.
Section 30.    Modification and Waiver. No supplement, modification or amendment of this Agreement or any provision hereof shall limit or restrict in any way any right of the Indemnitee under this Agreement with respect to any action taken or omitted by the Indemnitee in Indemnitee’s Corporate Status prior to such supplement, modification or amendment. No supplement, modification or amendment of this Agreement or any provision hereof shall be binding unless executed in writing by both of the Company and the Indemnitee. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.
Section 31.    Headings. The headings of the Sections or paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.
Section 32.    Identical Counterparts. This Agreement may be executed in one or more counterparts (whether by original, photocopy or facsimile signature), each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Only one such counterpart executed by the party against whom enforcement is sought must be produced to evidence the existence of this Agreement.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

T-Mobile US, Inc.	Indemnitee

Signature	Signature

Name	Name
Address:

Title	Title

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